Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-196507 on Form S-8 of our report dated February 23, 2017, relating to the financial statements of Zoe’s Kitchen Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Zoe’s Kitchen, Inc. for the year ended December 26, 2016.
/s/ DELOITTE & TOUCHE LLP
Dallas, Texas
February 23, 2017